UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2005, the Public Utilities Commission of Ohio (PUCO) granted the accounting authority for FirstEnergy Corp.'s Ohio electric utility operating companies (Companies) to defer incremental transmission and ancillary service-related charges incurred as a participant in the Midwest Independent Transmission System Operator, Inc. (MISO).

As disclosed by FirstEnergy and its wholly owned subsidiaries, Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE), in their respective Forms 10-K for the year ended December 31, 2004, the Companies filed an Application with the PUCO on December 30, 2004 requesting permission to defer the incremental charges incurred from October 1, 2003 to the date on which the Companies begin to recover these costs in rates.

In its Finding and Order, the PUCO authorized the Companies to defer the incremental MISO charges incurred after December 30, 2004 through January 1, 2006. The PUCO denied the Companies' request to defer the expenses incurred between October 1, 2003 through December 30, 2004. The Finding and Order is available at the PUCO's web site, www.puco.ohio.gov, by referencing case number 04-1931-EL-AAM.

For 2005, FirstEnergy estimates the incremental costs to be approximately $24 million, with approximately one-half of the costs related to each of OE and CEI. The costs are expected to be immaterial to TE. The deferral will amount to approximately $8 million for each of the second, third and fourth quarters of 2005.

On May 18, 2005, FirstEnergy issued a press release and Letter to the Investment Community that provide additional related details. The press release and Letter to the Investment Community are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by FirstEnergy Corp., dated May 18, 2005
99.2	Letter to the Investment Community, dated May 18, 2005

Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in the registrants' Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits from strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003, regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in the registrants' Securities and Exchange Commission filings, and other similar factors. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 18, 2005

FIRSTENERGY CORP.
Registrant

OHIO EDISON COMPANY
Registrant

THE CLEVELAND ELECTRIC
ILLUMINATING COMPANY
Registrant

THE TOLEDO EDISON COMPANY
Registrant

/s/ Lisa S. Wilson
Lisa S. Wilson
Assistant Controller